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                                 EXHIBIT 99.B.10


                         Consent of Independent Auditors


The Board of Directors of ING Insurance Company of America and the Contractholders of Variable Annuity Account I

We consent to the use of our reports dated January 31, 2002, with respect to the financial statements and schedules of ING Insurance Company of America (formerly Aetna Insurance Company of America and hereafter referred to as IICA) and February 8, 2002, with respect to the financial statements of IICA Variable Annuity Account I for the year ended December 31, 2001, included in Post-Effective Amendment No. 14 to the Registration Statement (Form N-4 No. 33-59749) and related Prospectus of ING Insurance Company of America.

                                                     /s/Ernst & Young LLP

Hartford, Connecticut
April 19, 2002

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                              EXHIBIT 99-B.10

                     Consent of Independent Auditors


The Board of Directors of ING Insurance Company of America (formerly Aetna Insurance Company of America) and
Contract Owners of Variable Annuity Account I:

We consent to the use of our report dated February 14, 2001, relating to the statement of changes in net assets of Variable Annuity Account I for the year ending December 31, 2000 and our report dated March 27, 2001, relating to the consolidated balance sheet as of December 31, 2000 and the consolidated statements of income, changes in shareholders' equity, and cash flows for the one month ended December 31, 2000, the eleven months ended November 30, 2000 and the year ended December 31, 1999 of ING Life Insurance Company of America (formerly Aetna Insurance Company of America), which are included in this Post-Effective Amendment No.14 to Registration Statement (File No. 33-59749) on Form N-4.

We also consent to the reference to our firm under the heading, "Independent Auditors" in the Statement of Additional Information.


                                                              /s/ KPMG LLP

Hartford, Connecticut
April 16, 2002